UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2011

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 13, 2011, Wells Real Estate Investment Trust II, Inc. (the “Company”) renewed its advisory agreement (the “Renewed Advisory Agreement”) with its advisor, Wells Real Estate Advisory Services II, LLC (the “Advisor”) for an additional thirty-one days. The Renewed Advisory Agreement is effective from August 1, 2011 through August 31, 2011 and has the same terms as the agreement that is in effect through July 31, 2011. Limitations on expense reimbursements shall increase on a pro rata basis.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On July 13, 2011, the Company held its annual meeting of stockholders at the Atlanta Athletic Club, 1930 Bobby Jones Drive, Johns Creek, Georgia 30097. The matters submitted to the stockholders for a vote were: (1) the election of nine directors to hold office for one-year terms expiring in 2012; (2) an amendment to the Company's share redemption program to allow the board of directors to effect any amendment to the share redemption program without the approval of the stockholders; (3) approval, by non-binding vote, of the compensation reimbursements for the Company's executive officers' salaries; and (4) a recommendation, by non-binding vote, on the frequency of the vote on executive compensation.

Proposal 1

The nominees submitted for election as directors were Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon, E. Nelson Mills, George W. Sands, Neil H. Strickland, Leo F. Wells, III and Douglas P. Williams. The following are the voting results (in number of shares) with respect to the election of directors:

	For	Withhold
Charles R. Brown	270,530,661	9,370,418
Richard W. Carpenter	270,444,177	9,456,902
Bud Carter	270,436,164	9,464,915
John L. Dixon	270,731,952	9,169,126
E. Nelson Mills	270,430,547	9,470,531
George W. Sands	270,605,976	9,295,103
Neil H. Strickland	270,424,670	9,476,408
Leo F. Wells, III	270,522,549	9,378,529
Douglas P. Williams	270,837,948	9,063,130

All of the nominees were elected to serve as directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Proposal 2

The following are the voting results (in number of shares) with respect to the amendment to the Company's share redemption program, which amendment would allow the board of directors to effect any amendment to the share redemption program without stockholders' approval. The proposal is described in detail in the proxy statement related to the annual meeting of stockholders.

For	Against	Abstain
234,250,595	24,980,649	20,669,834

The affirmative vote of a majority of the total votes cast at the annual meeting for or against this proposal was required to approve the amendment to the share redemption program. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of this matter. As a result, the amendment to the share redemption program was approved.

As disclosed in the proxy statement, in connection the approval of proposal 2 the Company's board of directors changed the price at which the Company redeems a share of the Company's common stock within two years of a stockholder's death or qualifying disability or qualifying for federal assistance for confinement to a long-term care facility. As amended, after the date on which the Company publishes an estimated per share value based in part on an estimate of the value of the Company's assets, the price the Company pays to redeem such shares will be the estimated per share value. The Second Amended and Restated Share Redemption Program which reflects both the change approved by the stockholders and the change made by the board of directors will become effective 30 days after the date of this filing. The full text of the Second Amended and Restated Share Redemption Program is filed as an exhibit hereto.

Proposal 3

The following are the voting results (in number of shares) with respect to the non-binding advisory vote regarding the compensation reimbursement for the Company's executive officers' salaries:

For	Against	Abstain
214,521,398	40,864,344	24,515,337

The affirmative vote of a majority of the total votes cast at the annual meeting for or against this proposal was required to approve the compensation reimbursement for the salaries of the Company's executive officers. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of this matter. As a result, the compensation reimbursement for the salaries of the Company's executive officers have been approved.

Proposal 4

The following are the voting results (in number of shares) with respect to the non-binding advisory vote regarding the frequency at which the stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid to the Company's executive officers:

One Year	Two Years	Three Years	Abstain
40,370,680	20,482,316	190,022,282	29,021,176

The selection of the frequency of the advisory vote on the compensation paid to the Company's executive officers is decided by a plurality of the votes cast for the frequency periods available. Abstentions and broker non-votes are not considered votes cast and have no effect on the outcome of this matter. As a result, three years has been recommended as the frequency at which stockholders will be asked to approve the compensation reimbursements paid to the advisor for the salaries of the Company's executive officers.

Consistent with the recommendation of the Company's stockholders, the Company's board of directors has determined to hold a non-binding advisory vote on executive compensation every three years until the next required vote on the frequency of such vote.

Item 9.01. Financial Statements and Exhibits

4.1    Second Amended and Restated Share Redemption Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: July 19, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

EXHIBIT INDEX

Exhibit No.        Description

4.1            Second Amended and Restated Share Redemption Program